Exhibit 99.1

ITT Reports 2022 Fourth Quarter Earnings Per Share (EPS) of $1.39, Adjusted EPS of $1.29

  13% revenue growth (17% organic) driven by pricing recovery and higher volume
  8% orders growth (12% organic) driven by connectors, aerospace and defense components, and pump projects
  16% EPS growth (22% adjusted) driven by price recovery, productivity and Habonim contribution
  Initiates 2023 EPS guidance up 4% at the midpoint (adjusted EPS up 7% at the midpoint)
  Announces 10% increase in quarterly dividend to $0.29 per share

STAMFORD, Conn.--(BUSINESS WIRE)--February 9, 2023--ITT Inc. (NYSE: ITT) today reported financial results for the fourth quarter ended December 31, 2022. The company reported a year-over-year revenue increase of 13%, up 17% on an organic basis, primarily driven by Friction OE and rail growth in Motion Technologies (MT), pump project activity in Industrial Process (IP), demand in connectors and components in Connect & Control Technologies (CCT), and pricing recovery across all segments. The acquisition of Habonim contributed 2% to total revenue growth. This was partially offset by a 6% unfavorable impact from U.S. dollar appreciation.

Fourth quarter segment operating income of $159 million increased 30% (16% adjusted) compared to prior year, and segment operating margin of 20.6% increased 270 basis points versus prior year. The increases were due primarily to pricing recovery, productivity, higher volumes and a gain on sale of facilities in IP, which more than offset higher raw material and overhead costs. On an adjusted basis, segment operating margin expanded 40 basis points to 18.6%.

Earnings per share for the fourth quarter of $1.39 increased 16% versus prior year primarily due to higher adjusted segment operating income, earnings from acquisitions, benefits from share repurchases, and the gain on sale of facilities in IP, partially offset by foreign currency headwinds and higher interest expense. Excluding the impact of the gain on sale and other items, adjusted earnings per share of $1.29 for the fourth quarter increased 22% compared to prior year.

Operating cash flow for the fourth quarter of $163 million increased 36% and free cash flow for the fourth quarter of $132 million increased 58% versus prior year driven by strong accounts receivable collections. For the full year 2022, operating cash flow increased $286 million versus prior year to $278 million, compared to an outflow in 2021 of $8 million, which included a $398 million payment to fund the asbestos liability divestiture. Excluding the impact of the asbestos-related payment in 2021, operating cash flow for the full year declined $112 million driven by an increase in working capital to support sales growth and to mitigate continued supply chain disruptions.

Table 1. Fourth Quarter Performance
	Q4 2022	Q4 2021	Change
Revenue	$774.6	$685.4	13.0%
Organic Growth			17.5%
Segment Operating Income	$159.4	$122.6	30.0%
Segment Operating Margin	20.6%	17.9%	270	bps
Adjusted Segment Operating Income	$144.3	$124.7	15.7%
Adjusted Segment Operating Margin	18.6%	18.2%	40	bps
Earnings Per Share	$1.39	$1.20	15.8%
Adjusted Earnings Per Share	$1.29	$1.06	21.7%
Operating Cash Flow	$162.5	$119.5	36.0%
Free Cash Flow	$132.3	$83.7	58.1%

Note: all results unaudited; dollars in millions except per share amounts

Management Commentary

“Our results this quarter and throughout 2022 have shown the resilience of our ITTers and our business model. During an unpredictable time, our team’s focus on our customers never wavered, which drove strong orders growth across all businesses. Our commercial actions to drive share gains and price recovery, coupled with productivity, led to a record segment operating margin in the fourth quarter. We overcame more than $200 million of cost inflation, significant foreign currency headwinds and the loss of business in Russia in 2022, and delivered on our original revenue and adjusted earnings per share guidance. We deployed over $600 million of capital for the year, including for the acquisition of Habonim, a specialty valves manufacturer which expanded the Industrial Process portfolio and provided strong returns in its first year. As a result of all our achievements, we’re entering 2023 with a solid foundation for growth and value creation and a record backlog. I remain confident in our ability to reach our long-term financial and sustainability targets,” said Luca Savi, ITT’s Chief Executive Officer and President.

Table 2. Fourth Quarter Segment Results
	Revenue			Operating Income
	Q4 2022	Reported Increase / (Decrease)	Organic Growth	Q4 2022	Reported Increase / (Decrease)	Adjusted Increase / (Decrease)
Motion Technologies	$330.4	2.1%	12.1%	$47.8	(25.2)%	(23.9)%
Industrial Process	280.7	29.8%	26.7%	80.0	150.8%	87.7%
Connect & Control Technologies	164.6	12.9%	16.2%	31.6	17.9%	17.9%
Total segment results	774.6	13.0%	17.5%	159.4	30.0%	15.7%

Note: all results unaudited; excludes intercompany eliminations of $1.1 million; comparisons to Q4 2021; dollars in millions except per share amounts

Motion Technologies revenue increased, primarily driven by growth in Friction OE from share gains and pricing recovery and strength in the rail business, partially offset by an unfavorable foreign currency translation of $32 million. Operating income decreased 25% to $48 million due to a prior year gain on sale of property, higher raw material costs, unfavorable foreign currency impacts and the loss of Russia business, partially offset by favorable pricing and productivity actions.

Industrial Process revenue increased, primarily driven by growth across end-markets in both pump projects and short-cycle baseline pumps, parts and service, and from the addition of Habonim, which was acquired in April 2022. This was partially offset by an unfavorable foreign currency translation of $9 million. Operating income increased to $80 million driven by a $16 million gain on sale of facilities, pricing recovery, higher volume, and productivity actions, partially offset by higher raw material and overhead costs, the mix of project and short-cycle revenue and unfavorable foreign currency impacts.

Connect & Control Technologies revenue increased, primarily driven by connectors share gains and growth in components, with particular strength in the aerospace and defense and industrial markets. This was partially offset by an unfavorable foreign currency translation of $5 million. Operating income increased to $32 million driven by pricing recovery, higher volume, and productivity actions, partially offset by higher raw material costs and unfavorable foreign currency impacts.

Table 3. 2022 Full Year Results
	FY 2022	FY 2021	Change
Revenue	$2,987.7	$2,765.0	8.1%
Organic Growth			12.2%
Segment Operating Income	$511.9	$466.7	9.7%
Segment Operating Margin	17.1%	16.9%	20	bps
Adjusted Segment Operating Income	$514.0	$476.7	7.8%
Adjusted Segment Operating Margin	17.2%	17.2%	—	bps
Earnings Per Share	$4.40	$3.64	20.9%
Adjusted Earnings Per Share	$4.44	$4.05	9.6%
Operating Cash Flow	$277.7	$(8.4)	3,406.0%
Free Cash Flow	$173.8	$(96.8)	279.5%

Note: all results unaudited; dollars in millions except per share amounts

Quarterly Dividend Increase

The company announced today an increase in its quarterly dividend of 10% to $0.29 per share on the company’s outstanding common stock. ITT’s Board of Directors approved the cash dividend for the first quarter of 2023, which will be payable on April 3, 2023, to shareholders of record as of the close of business on March 9, 2023. The 10% increase in the quarterly dividend announced today follows increases of 30% and 20% in 2021 and 2022, respectively.

2023 Guidance

We expect revenue growth of 7% to 9%, up 6% to 8% on an organic basis; segment operating margin of 17.0% to 17.8%, and adjusted segment operating margin of 17.3% to 18.1%, up 10 to 90 bps; EPS of $4.38 to $4.78, and adjusted EPS of $4.55 to $4.95, representing growth of 7% at the midpoint; and free cash flow of $350 million to $400 million, representing free cash flow margin of 11% to 12% for the full year 2023.

It is not possible, without unreasonable efforts, to estimate the impacts of foreign currency fluctuations, acquisitions and certain other special items that may occur in 2023 as these items are inherently uncertain and difficult to predict. As a result, we are unable to quantify certain amounts that would be included in a reconciliation of organic revenue growth and adjusted segment operating margin to the most directly comparable GAAP financial measures without unreasonable efforts and we have not provided reconciliations for these forward-looking non-GAAP financial measures.

Investor Conference Call Details

ITT’s management will host a conference call for investors on Thursday, February 9 at 8:30 a.m., Eastern Time. The briefing can be accessed live via webcast which is available on the company’s website: https://investors.itt.com. A replay of the webcast will be available for 90 days following the presentation. A replay will also be available telephonically from two hours after the webcast until Thursday, February 23, 2023, at midnight, Eastern Time. Reconciliations of non-GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP.

Safe Harbor Statement

This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In addition, the conference call (including the financial results presentation material) may include, and officers and representatives of ITT may from time to time make and discuss, projections, goals, assumptions, and statements that may constitute “forward-looking statements”. These forward-looking statements are not historical facts, but rather represent only a belief regarding future events based on current expectations, estimates, assumptions and projections about our business, future financial results and the industry in which we operate, and other legal, regulatory, and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future events and future operating or financial performance.

We use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify forward-looking statements. Forward-looking statements are uncertain and, by their nature, many are inherently unpredictable and outside of ITT’s control, and are subject to known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Where in any forward-looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith and believed to have a reasonable basis. However, we cannot provide any assurance that the expectation or belief will occur or that anticipated results will be achieved or accomplished.

Among the factors that could cause our results to differ materially from those indicated by forward-looking statements are risks and uncertainties inherent in our business including, without limitation:

  volatility in raw material prices and our suppliers’ ability to meet quality and delivery requirements;
  uncertain global economic and capital markets conditions, which have been influenced by the COVID-19 pandemic, the Russia-Ukraine war, inflation, uncertainty regarding the U.S. federal government’s debt limit, changes in monetary policies, the threat of a possible global economic recession, trade disputes between the U.S. and its trading partners, political and social unrest, and the availability and fluctuations in prices of energy and commodities, including steel, oil, copper and tin;
  impacts on our business stemming from the COVID-19 pandemic, including from government-mandated site closures, employee illness and absenteeism, and continued supply chain disruptions and raw material shortages, which has resulted in increased costs and reduced availability of key commodities and other necessary services;
  our inability to hire or retain key personnel;
  fluctuations in foreign currency exchange rates and the impact of such fluctuations on our revenues, customer demand for our products and on our hedging arrangements;
  failure to manage the distribution of products and services effectively;
  fluctuations in interest rates and the impact of such fluctuations on customer behavior and on our cost of debt;
  failure to compete successfully and innovate in our markets;
  failure to protect our intellectual property rights or violations of the intellectual property rights of others;
  the extent to which there are quality problems with respect to manufacturing processes or finished goods;
  the risk of cybersecurity breaches or failure of any information systems used by the Company, including any flaws in the implementation of any enterprise resource planning systems;
  loss of or decrease in sales from our most significant customers;
  risks due to our operations and sales outside the U.S. and in emerging markets, including the imposition of tariffs and trade sanctions;
  fluctuations in demand or customers’ levels of capital investment and maintenance expenditures, especially in the energy, chemical and mining markets;
  the impacts on our business from Russia’s war with Ukraine, and the global response to it;
  the risk of material business interruptions, particularly at our manufacturing facilities;
  risk of liabilities from past divestitures and spin-offs;
  failure of portfolio management strategies, including cost-saving initiatives, to meet expectations;
  risks related to government contracting, including changes in levels of government spending and regulatory and contractual requirements applicable to sales to the U.S. government;
  fluctuations in our effective tax rate, including as a result of the passage of the Inflation Reduction Act of 2022 and other possible tax reform legislation in the U.S. and other jurisdictions;
  changes in environmental laws or regulations, discovery of previously unknown or more extensive contamination, or the failure of a potentially responsible party to perform;
  failure to comply with the U.S. Foreign Corrupt Practices Act (or other applicable anti-corruption legislation), export controls and trade sanctions;
  risk of product liability claims and litigation; and
  changes in laws relating to the use and transfer of personal and other information.

The forward-looking statements included in this release speak only as of the date hereof. We undertake no obligation (and expressly disclaim any obligation) to update any forward-looking statements, whether written or oral or as a result of new information, future events or otherwise.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended		Full Year
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenue	$774.6	$685.4	$2,987.7	$2,765.0
Cost of revenue	526.3	461.5	2,065.4	1,865.5
Gross profit	248.3	223.9	922.3	899.5
General and administrative expenses	51.6	52.9	211.6	221.3
Sales and marketing expenses	38.6	38.4	156.9	150.8
Research and development expenses	22.8	24.9	96.5	94.9
Gain on sale of long-lived assets	(15.9)	(6.8)	(16.3)	(7.0)
Asbestos-related benefit, net	-	-	-	(74.4)
Restructuring costs	0.3	1.4	3.8	9.6
Asset impairment charges	-	-	1.8	-
Operating income	150.9	113.1	468.0	504.3
Interest expense (income), net	3.1	(0.4)	6.4	(1.1)
Non-operating postretirement costs (benefit), net	0.1	(2.5)	1.1	(1.3)
Miscellaneous expense (income), net	0.4	2.4	(1.3)	(2.4)
Income from continuing operations before income tax expense	147.3	113.6	461.8	509.1
Income tax expense	31.2	6.9	91.1	189.6
Income from continuing operations	116.1	106.7	370.7	319.5
Income (loss) from discontinued operations, net of tax benefit (expense) of $0.1, $(0.3), $0.4 and $0.2, respectively	-	0.6	(1.3)	1.5
Net income	116.1	107.3	369.4	321.0
Less: Income attributable to noncontrolling interests	0.9	3.7	2.4	4.7
Net income attributable to ITT Inc.	$115.2	$103.6	$367.0	$316.3

Amounts attributable to ITT Inc.:
Income from continuing operations	$115.2	$103.0	$368.3	$314.8
Income (loss) from discontinued operations, net of tax	-	0.6	(1.3)	1.5
Net income attributable to ITT Inc.	$115.2	$103.6	$367.0	$316.3

Earnings (loss) per share attributable to ITT Inc.:
Basic:
Continuing operations	$1.39	$1.20	$4.42	$3.66
Discontinued operations	-	0.01	(0.02)	0.02
Net income	$1.39	$1.21	$4.40	$3.68
Diluted:
Continuing operations	$1.39	$1.20	$4.40	$3.64
Discontinued operations	-	-	(0.02)	0.02
Net income	$1.39	$1.20	$4.38	$3.66

Weighted average common shares – basic	82.7	85.6	83.4	86.0
Weighted average common shares – diluted	83.1	86.1	83.7	86.5

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

As of the Period Ended	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$561.2	$647.5
Receivables, net	628.8	555.1
Inventories, net	533.9	430.9
Other current assets	112.9	88.6
Total current assets	1,836.8	1,722.1
Non-current assets:
Plant, property and equipment, net	526.8	509.1
Goodwill	964.8	924.3
Other intangible assets, net	112.8	85.7
Other non-current assets	339.1	324.2
Total non-current assets	1,943.5	1,843.3
Total assets	$3,780.3	$3,565.4
Liabilities and Shareholders’ Equity
Current liabilities:
Commercial paper and current maturities of long-term debt	$451.0	$197.6
Accounts payable	401.1	373.4
Accrued and other current liabilities	333.4	357.3
Total current liabilities	1,185.5	928.3
Non-current liabilities:
Postretirement benefits	137.2	199.9
Other non-current liabilities	200.2	206.5
Total non-current liabilities	337.4	406.4
Total liabilities	1,522.9	1,334.7
Shareholders’ equity:
Common stock:
Authorized – 250.0 shares, $1 par value per share
Issued and outstanding – 82.7 shares and 85.5 shares, respectively	82.7	85.5
Retained earnings	2,509.7	2,461.6
Accumulated other comprehensive loss:
Postretirement benefit plans	3.6	(40.8)
Cumulative translation adjustments	(347.9)	(280.5)
Total ITT Inc. shareholders’ equity	2,248.1	2,225.8
Noncontrolling interests	9.3	4.9
Total shareholders’ equity	2,257.4	2,230.7
Total liabilities and shareholders’ equity	$3,780.3	$3,565.4

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN MILLIONS)

For the Year Ended	December 31, 2022	December 31, 2021
Operating Activities
Income from continuing operations attributable to ITT Inc.	$368.3	$314.8
Adjustments to income from continuing operations:
Depreciation and amortization	107.4	113.1
Equity-based compensation	18.1	16.5
Asbestos-related benefit, net	-	(74.4)
Deferred income tax expense	2.9	115.7
Gain on sale of long-lived assets	(16.3)	(7.0)
Asset impairment charges	1.8	-
Other non-cash charges, net	27.5	28.3
Contibution to divest asbestos-related assets and liabilities	-	(398.0)
Contribution to postretirement plans	(11.0)	(10.5)
Changes in assets and liabilities:
Change in receivables	(90.7)	(62.2)
Change in inventories	(99.5)	(82.7)
Change in contract assets	(7.4)	(2.5)
Change in contract liabilities	23.3	(3.6)
Change in accounts payable	39.4	77.6
Change in accrued expenses	(36.9)	15.8
Change in income taxes	(13.5)	8.2
Other, net	(35.7)	(57.5)
Net Cash – Operating Activities	277.7	(8.4)
Investing Activities
Capital expenditures	(103.9)	(88.4)
Proceeds from sale of long-lived assets	20.9	8.0
Acquisitions, net of cash acquired	(146.9)	-
Payments to acquire interest in unconsolidated subsidiaries	(25.6)	(1.9)
Other, net	0.4	-
Net Cash – Investing Activities	(255.1)	(82.3)
Financing Activities
Commercial paper, net borrowings	259.7	95.4
Long-term debt, repayments	(2.1)	(2.4)
Share repurchases under repurchase plan	(245.3)	(104.8)
Payments for taxes related to net share settlement of stock incentive plans	(8.8)	(11.7)
Dividends paid	(87.9)	(75.8)
Other, net	1.1	(0.5)
Net Cash – Financing Activities	(83.3)	(99.8)
Exchange rate effects on cash and cash equivalents	(25.8)	(22.6)
Net cash – operating activities of discontinued operations	0.1	0.8
Net change in cash and cash equivalents	(86.4)	(212.3)
Cash and cash equivalents – beginning of year (includes restricted cash of $0.8 and $0.8, respectively)	648.3	860.6
Cash and Cash Equivalents – end of year (includes restricted cash of $0.7 and $0.8, respectively)	$561.9	$648.3
Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$10.8	$3.3
Income taxes, net of refunds received	$92.7	$61.3

Key Performance Indicators and Non-GAAP Measures

Management reviews a variety of key performance indicators including revenue, segment operating income and margins, earnings per share, order growth, and backlog, some of which are calculated on a non-GAAP basis. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, dividends, and share repurchases. Some of these metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.

Organic Revenues and Organic Orders are defined, respectively, as revenue and orders, excluding the impacts of foreign currency fluctuations and acquisitions. The period-over-period change resulting from foreign currency fluctuations is estimated using a fixed exchange rate for both the current and prior periods. Management believes that reporting organic revenue and organic orders provides useful information to investors by helping identify underlying trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers.

Adjusted Operating Income and Adjusted Segment Operating Income are defined, respectively, as total operating income and segment operating income, adjusted to exclude special items that include, but are not limited to, certain gain on sale of long-lived assets, restructuring, severance, certain asset impairment charges, certain acquisition-related impacts, unusual or infrequent operating items and, for 2021, asbestos-related impacts. Special items represent charges or credits that impact current results, which management views as unrelated to the Company's ongoing operations and performance. Adjusted Operating Margin and Adjusted Segment Operating Margin are defined as adjusted operating income or adjusted segment operating income, respectively, divided by revenue. We believe these financial measures are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Adjusted Income from Continuing Operations is defined as income from continuing operations attributable to ITT Inc. adjusted to exclude special items that include, but are not limited to, certain gain on sale of long-lived assets, restructuring, severance, certain asset impairment charges, pension termination and settlement impacts, certain acquisition-related impacts, income tax settlements or adjustments, unusual or infrequent items and, for 2021, asbestos-related impacts. Special items represent charges or credits, on an after-tax basis, that impact current results, which management views as unrelated to the Company’s ongoing operations and performance. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred. Adjusted income from continuing operations per diluted share (adjusted EPS) is defined as adjusted income from continuing operations divided by diluted weighted average common shares outstanding. We believe that adjusted income from continuing operations and adjusted EPS are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures. Free Cash Flow Margin is defined as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin provides useful information to investors as it provides insight into a primary cash flow metric used by management to monitor and evaluate cash flows generated by our operations.
ITT Inc. Non-GAAP Reconciliation
Reported vs. Organic Revenue / Orders
Fourth Quarter 2022 & 2021
(In Millions)
(all amounts unaudited)

	(As Reported - GAAP)				(As Adjusted - Organic)

	(A)	(B)	(C)		(D)	(E)	(F) = A-D-E	(G) =C-D-E	(H) = G / B
			$ Change	% Change			Revenue /	$ Change	% Change
			2022 vs. 2021	2022 vs. 2021	Acquisitions	FX Impact	Orders	Adj. 2022 vs. 2021	Adj. 2022 vs. 2021
	Q4 2022	Q4 2021			Q4 2022	Q4 2022	Q4 2022

Revenue
ITT Inc.	$774.6	$685.4	$89.2	13.0%	$15.7	$(46.2)	$805.1	$119.7	17.5%

Motion Technologies	330.4	323.6	6.8	2.1%	-	(32.3)	362.7	39.1	12.1%
Industrial Process	280.7	216.3	64.4	29.8%	15.7	(9.0)	274.0	57.7	26.7%
Connect & Control Technologies	164.6	145.8	18.8	12.9%	-	(4.8)	169.4	23.6	16.2%

Orders
ITT Inc.	$776.2	$722.2	$54.0	7.5%	$15.4	$(47.3)	$808.1	$85.9	11.9%

Motion Technologies	337.4	325.2	12.2	3.8%	-	(32.9)	370.3	45.1	13.9%
Industrial Process	271.1	251.6	19.5	7.8%	15.4	(9.8)	265.5	13.9	5.5%
Connect & Control Technologies	168.6	145.9	22.7	15.6%	-	(4.5)	173.1	27.2	18.6%

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Inc. Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Segment Operating Margin
Fourth Quarter 2022 & 2021
(In Millions)
(all amounts unaudited)

	Q4 2022	Q4 2022		Q4 2022	Q4 2021	Q4 2021		Q4 2021	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2022 vs. 2021		As Adjusted 2022 vs. 2021

Revenue:
Motion Technologies	$330.4			$330.4	$323.6			$323.6	2.1%		2.1%
Industrial Process	280.7			280.7	216.3			216.3	29.8%		29.8%
Connect & Control Technologies	164.6			164.6	145.8			145.8	12.9%		12.9%
Intersegment eliminations	(1.1)			(1.1)	(0.3)			(0.3)
Total Revenue	$774.6			$774.6	$685.4			$685.4	13.0%		13.0%

Operating Margin:
Motion Technologies	14.5%	20	BP	14.7%	19.7%	-	BP	19.7%	(520)	BP	(500)	BP
Industrial Process	28.5%	(560)	BP	22.9%	14.7%	110	BP	15.8%	1,380	BP	710	BP
Connect & Control Technologies	19.2%	-	BP	19.2%	18.4%	-	BP	18.4%	80	BP	80	BP
Total Operating Segments	20.6%	(200)	BP	18.6%	17.9%	30	BP	18.2%	270	BP	40	BP

Operating Income:
Motion Technologies	$47.8	$0.7		$48.5	$63.9	$(0.2)		$63.7	(25.2%)		(23.9%)
Industrial Process	80.0	(15.8)		64.2	31.9	2.3		34.2	150.8%		87.7%
Connect & Control Technologies	31.6	-		31.6	26.8	-		26.8	17.9%		17.9%
Total Segment Operating Income	$159.4	$(15.1)		$144.3	$122.6	$2.1		$124.7	30.0%		15.7%

Note: Immaterial differences due to rounding.

Special items include, but are not limited to, restructuring, severance costs, acquisition-related expenses, and other unusual or infrequent items.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Fourth Quarter 2022 & 2021
(In Millions, except per share amounts)
(all amounts unaudited)

	Q4 2022			Q4 2022	Q4 2021			Q4 2021	$ Change	% Change
	As Reported	Non-GAAP Adjustments		As Adjusted	As Reported	Non-GAAP Adjustments		As Adjusted	As Adjusted 2022 vs. 2021	As Adjusted 2022 vs. 2021

Segment operating income	$159.4	$(15.1)	#A	$144.3	$122.6	$2.1	#A	$124.7
Corporate and other costs	(8.5)	0.2	#B	(8.3)	(9.5)	0.1	#B	(9.4)
Operating income	150.9	(14.9)		136.0	113.1	2.2		115.3	20.7	18.0%
Operating margin	19.5%			17.6%	16.5%			16.8%

Interest income (expense), net	(3.1)	-		(3.1)	0.4	-		0.4
Other income (expense), net	(0.5)	-		(0.5)	0.1	-		0.1
Income from continuing operations before tax	147.3	(14.9)		132.4	113.6	2.2		115.8

Income tax expense	(31.2)	7.1	#C	(24.1)	(6.9)	(13.8)	#C	(20.7)
Income from continuing operations	116.1	(7.8)		108.3	106.7	(11.6)		95.1

Less: Income attributable to noncontrolling interests	0.9	-		0.9	3.7	-		3.7
Income from continuing operations - ITT Inc.	$115.2	$(7.8)		$107.4	$103.0	$(11.6)		$91.4

EPS from continuing operations	$1.39	$(0.10)		$1.29	$1.20	$(0.14)		$1.06	$0.23	21.7%

Note: Amounts may not calculate due to rounding.
Total Operating Margin is defined as reported operating income or adjusted operating income divided by total revenue.
Per share amounts are based on diluted weighted average common shares outstanding.

#A -	2022 includes gain on sale of property ($15.5M) and restructuring costs ($0.4M).
#A -	2021 includes restructuring costs ($1.5M) and acquisition-related costs ($0.6M).

#B -	2022 includes accelerated amortization of an intangible asset ($0.1M) and other costs ($0.1M).
#B -	2021 includes accelerated amortization of an intangible asset ($0.1M).

#C -

2022 includes the net tax expense of special items #A and #B ($4.5M), tax expense on future distribution of foreign earnings ($5.5M), and other tax-related special items, partially offset by tax benefits on return to accrual adjustments ($4.2M).

#C -

2021 includes the net tax benefit of special items #A and #B ($0.4M), benefit resulting from an uncertain tax position release ($15.3M), audit settlement expense ($9.5M) and other tax-related special items.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Organic Revenue / Orders
Full Year 2022 & 2021
(In Millions)
(all amounts unaudited)

	(As Reported - GAAP)				(As Adjusted - Organic)

	(A)	(B)	(C)		(D)	(E)	(F) = A-D-E	(G) =C-D-E	(H) = G / B
			$ Change	% Change			Revenue /	$ Change	% Change
			2022 vs. 2021	2022 vs. 2021	Acquisitions	FX Impact	Orders	Adj. 2022 vs. 2021	Adj. 2022 vs. 2021
	12M 2022	12M 2021			12M 2022	12M 2022	12M 2022

Revenue
ITT Inc.	$2,987.7	$2,765.0	$222.7	8.1%	$46.5	$(160.9)	$3,102.1	$337.1	12.2%

Motion Technologies	1,374.0	1,368.6	5.4	0.4%	-	(114.4)	1,488.4	119.8	8.8%
Industrial Process	971.0	843.2	127.8	15.2%	46.5	(28.2)	952.7	109.5	13.0%
Connect & Control Technologies	645.6	554.7	90.9	16.4%	-	(18.3)	663.9	109.2	19.7%

Orders
ITT Inc.	$3,176.3	$2,922.4	$253.9	8.7%	$43.7	$(166.9)	$3,299.5	$377.1	12.9%

Motion Technologies	1,376.6	1,377.7	(1.1)	(0.1%)	-	(114.8)	1,491.4	113.7	8.3%
Industrial Process	1,101.9	940.8	161.1	17.1%	43.7	(33.6)	1,091.8	151.0	16.1%
Connect & Control Technologies	701.3	605.7	95.6	15.8%	-	(18.4)	719.7	114.0	18.8%

Note: Excludes intercompany eliminations
Immaterial differences due to rounding

ITT Inc. Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Operating Margin
Full Year 2022 & 2021
(In Millions)
(all amounts unaudited)

	12M 2022	12M 2022		12M 2022	12M 2021	12M 2021		12M 2021	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2022 vs. 2021		As Adjusted 2022 vs. 2021

Revenue:
Motion Technologies	$1,374.0			$1,374.0	$1,368.6			$1,368.6	0.4%		0.4%
Industrial Process	971.0			971.0	843.2			843.2	15.2%		15.2%
Connect & Control Technologies	645.6			645.6	554.7			554.7	16.4%		16.4%
Intersegment eliminations	(2.9)			(2.9)	(1.5)			(1.5)
Total Revenue	$2,987.7			$2,987.7	$2,765.0			$2,765.0	8.1%		8.1%

Operating Margin:
Motion Technologies	15.2%	50	BP	15.7%	18.9%	30	BP	19.2%	(370)	BP	(350)	BP
Industrial Process	19.3%	(50)	BP	18.8%	15.0%	50	BP	15.5%	430	BP	330	BP
Connect & Control Technologies	17.9%	-	BP	17.9%	14.7%	50	BP	15.2%	320	BP	270	BP
Total Operating Segments	17.1%	10	BP	17.2%	16.9%	30	BP	17.2%	20	BP	-	BP

Operating Income:
Motion Technologies	$208.5	$7.1		$215.6	$258.2	$3.9		$262.1	(19.2%)		(17.7%)
Industrial Process	187.6	(5.0)		182.6	126.8	3.7		130.5	47.9%		39.9%
Connect & Control Technologies	115.8	-		115.8	81.7	2.4		84.1	41.7%		37.7%
Total Segment Operating Income	$511.9	$2.1		$514.0	$466.7	$10.0		$476.7	9.7%		7.8%

Note: Immaterial differences due to rounding.

Special items include, but are not limited to, restructuring costs, certain asset impairment charges, acquisition-related expenses, and other unusual or infrequent items.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Full Year 2022 & 2021
(In Millions, except per share amounts)
(all amounts unaudited)

	12M 2022			12M 2022	12M 2021			12M 2021	$ Change	% Change
	As Reported	Non-GAAP Adjustments		As Adjusted	As Reported	Non-GAAP Adjustments		As Adjusted	As Adjusted 2022 vs. 2021	As Adjusted 2022 vs. 2021

Segment operating income	$511.9	$2.1	#A	$514.0	$466.7	$10.0	#A	$476.7
Corporate and other costs	(43.9)	3.7	#B	(40.2)	37.6	(71.7)	#B	(34.1)
Operating income	468.0	5.8		473.8	504.3	(61.7)		442.6	31.2	7.0%
Operating margin	15.7%			15.9%	18.2%			16.0%

Interest income (expense), net	(6.4)	-		(6.4)	1.1	-		1.1
Other income (expense), net	0.2	-		0.2	3.7	(3.4)	#C	0.3
Income from continuing operations before tax	461.8	5.8		467.6	509.1	(65.1)		444.0

Income tax expense	(91.1)	(2.6)	#D	(93.7)	(189.6)	100.8	#D	(88.8)
Income from continuing operations	370.7	3.2		373.9	319.5	35.7		355.2

Less: Income attributable to noncontrolling interests	2.4	-		2.4	4.7	-		4.7
Income from continuing operations - ITT Inc.	$368.3	$3.2		$371.5	$314.8	$35.7		$350.5

EPS from continuing operations	$4.40	$0.04		$4.44	$3.64	$0.41		$4.05	$0.39	9.6%

Note: Amounts may not calculate due to rounding.
Total Operating Margin is defined as reported operating income or adjusted operating income divided by total revenue.
Per share amounts are based on diluted weighted average common shares outstanding.

#A -	2022 includes gain related to sale of property ($15.5M), unfavorable impacts from the Russia-Ukraine war ($7.9M), restructuring costs ($4.0M), acquisition-related expenses ($3.2M), severance costs ($2.7M) and other income ($0.2M).
#A -	2021 includes restructuring costs ($9.4M) and acquisition-related costs ($0.6M).

#B -	2022 includes an asset impairment charge ($1.7M), severance costs ($1.3M), acquisition-related costs ($0.5M), accelerated amortization of an intangible asset ($0.4M), and a restructuring benefit ($0.2M).
#B -	2021 includes a pre-tax gain on divestiture of asbestos-related assets and liabilities ($88.8M), asbestos-related expense ($14.4M), accelerated amortization of an intangible asset ($2.3M), restructuring costs ($0.2M), and other costs ($0.2M).

#C -	2021 includes a pre-tax gain related to the finalization of pension termination funding.

#D -	2022 includes the net tax benefit of special items #A and #B ($0.3M), tax benefit on return to accrual adjustments ($4.6M), and other tax-related special items, partially offset by tax expense related to a write-down of a tax receivable ($2.1M).
#D -	2021 includes the net tax benefit of special items #A through #C ($5.6M), tax expense on the deferred tax asset write-off resulting from the asbestos sale ($116.9M) and other tax-related special items.

ITT Inc. Non-GAAP Reconciliation
Free Cash Flow
Three and Twelve Months Ended 2022 & 2021
(In Millions)
(all amounts unaudited)

	Q4 2022	Q4 2021	12M 2022	12M 2021

Net Cash - Operating Activities	$162.5	$119.5	$277.7	$(8.4)

Less: Capital expenditures	30.2	35.8	103.9	88.4

Free Cash Flow	$132.3	$83.7	$173.8	$(96.8)

ITT Inc. Non-GAAP Reconciliation
GAAP vs. Adjusted EPS Guidance
Full Year 2023
(Per share amounts)
(all amounts unaudited)

	2023 Full-Year Guidance
	Low	High

EPS from Continuing Operations - GAAP	$4.38	$4.78

Estimated restructuring, net of tax	0.10	0.10

Other tax special Items	0.07	0.07

EPS from Continuing Operations - Adjusted	$4.55	$4.95

Note:	The Company has provided forward-looking non-GAAP financial measures for organic revenue growth and adjusted segment operating margin. It is not possible, without unreasonable efforts, to estimate the impacts of foreign currency fluctuations, acquisitions and certain other special items that may occur in 2023 as these items are inherently uncertain and difficult to predict. As a result, the Company is unable to quantify certain amounts that would be included in a reconciliation of organic revenue growth and adjusted segment operating margin to the most directly comparable GAAP financial measures without unreasonable efforts and has not provided reconciliations for these forward looking non-GAAP financial measures.

ITT Inc. Non-GAAP Reconciliation
Free Cash Flow and Free Cash Flow Margin Guidance
Full Year 2023
(In Millions)
(all amounts unaudited)

	2023 Full-Year Guidance
	Low	High

Net Cash - Operating Activities	$470	$520

Less: Capital expenditures	120	120

Free Cash Flow	$350	$400

Revenue #A	$3,225	$3,225

Free Cash Flow margin	11%	12%

#A Represents expected revenue growth of 8%, reflecting the midpoint of the 7% to 9% range.

Contacts

Investor Contact
Mark Macaluso
+1 914-641-2064
mark.macaluso@itt.com

Media Contact
Kellie Harris
+1 914-641-2103
kellie.harris@itt.com